Exhibit 99

NEWS RELEASE

CONTACT:
Randi Sonenshein
Senior Vice President, Finance and Strategy
713-331-4967
(rsonenshein@stagestores.com)

Stage Stores Reports First Quarter Results and
Declares Quarterly Cash Dividend

HOUSTON, TX, May 19, 2016 - Stage Stores, Inc. (NYSE: SSI) today reported financial results for the first quarter ended April 30, 2016.

“Our first quarter results were hurt by our Texas, Louisiana, Oklahoma, and New Mexico stores, due to the impact of depressed oil prices and the weak peso, as well as a challenging retail environment. Excluding stores in these four states, our comparable sales declined 3.8%,” said Michael Glazer, President and Chief Executive Officer. “We expect these macro factors will weigh on our sales performance in the near-term and we are reducing our expenses, inventories, and capital spending. We continue to plan the business for the long-term, investing in our stores, growing our omnichannel business, and improving our merchandising and marketing. While reinvesting in our business, we are focused on generating positive cash flows and delivering value to our shareholders through our dividend.”

The Company announced that its Board of Directors has declared a quarterly cash dividend of 15 cents per share on the Company’s common stock, payable on June 15, 2016 to shareholders of record at the close of business on May 31, 2016.

First Quarter Reported Results
For the first quarter, comparable sales decreased 8.5%. Total sales decreased 9.9% to $332.8 million, as compared to $369.3 million in the prior year. Net loss was $15.5 million, or $0.57 per diluted share, versus a net loss of $0.27 per diluted share for the prior year.

On an adjusted basis, net loss was $15.1 million, or $0.56 per diluted share versus a loss of $0.26 per diluted share in the prior year. Adjusted first quarter results exclude after tax charges associated with consolidation of the Company’s headquarters and store closures of approximately $0.4 million, or $0.01 per diluted share.

2016 Guidance
Comparable sales for the year are expected to be -4% to -6%. Adjusted earnings per diluted share are expected to be $0.20 - $0.40. Weighted average diluted shares for the year are expected to be 28.2 million.

Capital expenditures in 2016, net of construction allowances from landlords, are expected to be $65 million, compared to $87 million in 2015.

Conference Call / Webcast Information
The Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss its first quarter results. Interested parties may participate in the Company’s conference call by dialing 844-368-2238. Alternatively, interested parties may listen to a live webcast of the conference call through the Investor Relations section of the Company’s website (www.stagestoresinc.com) under the “Webcasts” caption. A replay of the conference call will be available online until midnight on Friday, June 3, 2016.

About Stage Stores
Stage Stores, Inc. operates 825 specialty department stores in 38 states and a direct-to-consumer channel under the BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE nameplates. The Company’s stores, predominantly located in small towns and communities, and direct-to-consumer business offer a moderately priced, broad selection of trend-right, brand name apparel, accessories, cosmetics, footwear and home goods for the entire family. The Company’s direct-to-consumer channel includes its e-commerce website and Send program. Its e-commerce website features assortments of merchandise similar to that found in its stores, as well as products available exclusively online. The Send program allows customers in the stores to have merchandise shipped directly to their homes if the merchandise is not available in the local store. For more information about Stage Stores, visit the Company’s website at www.stagestoresinc.com.

Use of Adjusted (Non-GAAP) Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures help to facilitate comparisons of Company operating performance across periods. This release includes non-GAAP financial measures identified as “adjusted” results. A reconciliation of all non-GAAP financial measures to the most comparable GAAP financial measures is provided in a table included with this release.

Caution Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of the Company’s objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are based upon management’s then-current views and assumptions regarding future events and operating performance. Although management believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge, forward-looking statements involve risks, uncertainties and other factors which may materially affect the Company’s business, financial condition, results of operations or liquidity.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, economic conditions, cost and availability of goods, inability to successfully execute strategic initiatives, competitive pressures, economic pressures on the Company and its customers, freight costs, the risks discussed in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and other factors discussed from time to time in the Company’s other SEC filings. This release should be read in conjunction with such filings, and you should consider all of such risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects in its public announcements and SEC filings.

(Tables to Follow)

Stage Stores, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 30, 2016		May 2, 2015
	Amount	% to Sales (a)	Amount	% to Sales (a)

Net sales	$332,750	100.0%	$369,313	100.0%
Cost of sales and related buying, occupancy and distribution expenses	265,763	79.9%	288,384	78.1%
Gross profit	66,987	20.1%	80,929	21.9%
Selling, general and administrative expenses	90,144	27.1%	94,475	25.6%
Interest expense	1,029	0.3%	579	0.2%
Loss before income tax	(24,186)	(7.3)%	(14,125)	(3.8)%
Income tax benefit	(8,726)	(2.6)%	(5,488)	(1.5)%
Net loss	$(15,460)	(4.6)%	$(8,637)	(2.3)%

Basic loss per share data:
Basic loss per share	$(0.57)		$(0.27)
Basic weighted average shares outstanding	26,932		31,750

Diluted loss per share data:
Diluted loss per share	$(0.57)		$(0.27)
Diluted weighted average shares outstanding	26,932		31,750

(a) Percentages may not foot due to rounding.

Stage Stores, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)
(Unaudited)

	April 30, 2016	January 30, 2016
ASSETS
Cash and cash equivalents	$22,724	$16,487
Merchandise inventories, net	482,263	435,996
Prepaid expenses and other current assets	42,712	48,279
Total current assets	547,699	500,762

Property, equipment and leasehold improvements, net	325,680	311,717
Intangible assets	15,235	15,235
Other non-current assets, net	22,582	20,385
Total assets	$911,196	$848,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$131,204	$84,019
Accrued expenses and other current liabilities	75,019	71,863
Total current liabilities	206,223	155,882

Long-term debt obligations	194,478	162,876
Other long-term liabilities	100,731	99,588
Total liabilities	501,432	418,346

Commitments and contingencies

Common stock, par value $0.01, 100,000 shares authorized, 32,243 and 32,030 shares issued, respectively	322	320
Additional paid-in capital	405,565	406,034
Treasury stock, at cost, 5,175 shares, respectively	(43,119)	(43,068)
Accumulated other comprehensive loss	(6,258)	(6,353)
Retained earnings	53,254	72,820
Total stockholders' equity	409,764	429,753
Total liabilities and stockholders' equity	$911,196	$848,099

Stage Stores, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	April 30, 2016	May 2, 2015
Cash flows from operating activities:
Net loss	$(15,460)	$(8,637)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and impairment of long-lived assets	17,787	16,916
Loss on retirements of property, equipment and leasehold improvements	53	148
Deferred income taxes	(697)	(149)
Tax (deficiency) benefit from stock-based compensation	(2,793)	692
Stock-based compensation expense	2,809	2,709
Amortization of debt issuance costs	55	55
Excess tax benefits from stock-based compensation	—	(910)
Deferred compensation obligation	51	97
Amortization of employee benefit related costs	153	179
Construction allowances from landlords	4,341	1,072
Other changes in operating assets and liabilities:
Increase in merchandise inventories	(46,267)	(45,253)
Decrease in other assets	4,325	2,738
Increase in accounts payable and other liabilities	43,706	13,911
Net cash provided by (used in) operating activities	8,063	(16,432)

Cash flows from investing activities:
Additions to property, equipment and leasehold improvements	(33,232)	(13,295)
Proceeds from disposal of assets	1,053	14
Net cash used in investing activities	(32,179)	(13,281)

Cash flows from financing activities:
Proceeds from revolving credit facility borrowings	138,876	116,311
Payments of revolving credit facility borrowings	(107,615)	(71,665)
Proceeds from long-term debt obligation	5,830	—
Payments of long-term debt obligations	(2,047)	(985)
Payments for stock related compensation	(585)	(3,470)
Proceeds from issuance of stock awards	—	543
Excess tax benefits from stock-based compensation	—	910
Cash dividends paid	(4,106)	(4,490)
Net cash provided by financing activities	30,353	37,154
Net increase in cash and cash equivalents	6,237	7,441

Cash and cash equivalents:
Beginning of period	16,487	17,165
End of period	$22,724	$24,606

Stage Stores, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except earnings per share)
(Unaudited)

	Three Months Ended
	April 30, 2016	May 2, 2015
Net loss (GAAP)	$(15,460)	$(8,637)
Consolidation of corporate headquarters and severance charges associated with workforce reduction, net of tax of $40	70	—
Strategic store closures, net of tax of $158 and $225, respectively	281	368
Adjusted loss (non-GAAP)	$(15,109)	$(8,269)

Diluted loss per share (GAAP)	$(0.57)	$(0.27)
Consolidation of corporate headquarters and severance charges associated with workforce reduction	—	—
Strategic store closures	0.01	0.01
Adjusted diluted loss per share (non-GAAP)	$(0.56)	$(0.26)

	Three Months Ended
	April 30, 2016	May 2, 2015
Gross Profit (GAAP)	$66,987	$80,929
Strategic store closures	—	593
Adjusted gross profit (non-GAAP)	$66,987	$81,522

Selling, general and administrative expenses (GAAP)	$90,144	$94,475
Consolidation of corporate headquarters and severance charges associated with workforce reduction	(110)	—
Strategic store closures	(439)	—
Adjusted selling, general and administrative expenses (non-GAAP)	$89,595	$94,475